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                                                                  EXHIBIT 23.10

                       CONSENT OF PERSON ABOUT TO BECOME
                         A DIRECTOR OF US UNWIRED INC.

   In conformity with Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement on Form S-4 filed by US Unwired Inc. with the Securities and Exchange Commission as a person to become a director of US Unwired Inc. upon consummation of the merger described therein and to the inclusion of my name and biographical information under the caption "Representation of Certain IWO Persons on the US Unwired Board of Directors and Management Team" appearing in US Unwired Inc.'s Proxy Statement/Prospectus which is a part of the Registration Statement.

                                          /S/ HARLEY M. RUPPERT
                                          _____________________________________
                                          Name: Harley M. Ruppert

Dated: January 30, 2002